SCHEDULE 14A INFORMATION


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant  [ X ]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission  Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive  Proxy  Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  MasTec, Inc.
                 -----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                       N/A
                 -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):*

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title   of   each   class   of   securities   to   which   transaction
          applies:

     2)   Aggregate    number    of    securities    to    which     transaction
          applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                  [MASTEC LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD TUESDAY, MAY 25, 1999

To our shareholders:

     The 1999 Annual Meeting of Shareholders of MasTec, Inc. will be held on Tuesday, May 25, 1999, at 9:30 A.M., local time, at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida. At the Annual Meeting, shareholders will be asked to vote on the following proposals:

*    The election of two Class I directors for terms expiring in 2002;

*    Such other business as may properly be brought before the Annual Meeting.

     Each of these proposals is discussed more fully in the Proxy Statement accompanying this notice. Only shareholders of record at the close of business on March 29, 1999 are entitled to vote at the Annual Meeting. Shareholders, including those whose shares are held by a brokerage firm or in "street" name, will be asked to verify their shareholder status as of the record date upon entrance to the meeting. Accordingly, shareholders (or their legal representatives) attending the Annual Meeting should bring some form of identification to the meeting evidencing shareholder status as of the record date and, in the case of a person attending the meeting on behalf of a shareholder, the representative's right to represent the shareholder at the meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure that your stock is represented at the meeting in case you are not personally present, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. YOU MAY NOT VOTE YOUR SHARES OF STOCK AT THE ANNUAL MEETING UNLESS YOU ARE PRESENT IN PERSON OR REPRESENTED BY PROXY. Shareholders attending the Annual Meeting may vote in person even if they have previously returned a proxy card.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /S/ NANCY J. DAMON
                                 ----------------------------------
                                 Nancy J. Damon
                                 Corporate Secretary


Miami, Florida
April 14, 1999

                                  [MASTEC LOGO]

                                 PROXY STATEMENT
                              ---------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 25, 1999
                              --------------------

                                     GENERAL

     The Board of Directors of MasTec, Inc. ("MasTec") is furnishing this Proxy Statement to solicit proxies for use at the 1999 Annual Meeting of Shareholders of MasTec to be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Tuesday, May 25, 1999, at 9:30 A.M., local time.

     At the Annual Meeting, shareholders will be requested to vote upon the following matters, each of which is described in greater detail elsewhere in this Proxy Statement:

*    The election of two Class I directors for terms expiring in 2002;

*    Such other business as may properly be brought before the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS A CLASS I DIRECTOR SET FORTH IN THIS PROXY STATEMENT.

     This Proxy Statement and accompanying proxy and other materials is first being mailed on or about April 14, 1999 to shareholders of record on March 29, 1999. Only shareholders of record at the close of business on March 29, 1999 are entitled to vote at the Annual Meeting. If you are not present in person at the Annual Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions only if you properly complete, sign, date and return the accompanying proxy card to the Secretary of MasTec prior to the Annual Meeting. If no direction is given on a proxy, the shares represented by the proxy will be voted for the election of all nominees for director and in the discretion of the holder of the proxy on all other matters that may properly come before the Annual Meeting. A proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice delivered to the Secretary of MasTec, by executing and delivering to the Secretary a proxy with a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

     MasTec's only class of voting securities is its Common Stock, $.10 par value ("Common Stock"). At March 29, 1999, there were 27,341,385 shares of Common Stock outstanding, which is the only class of capital stock of MasTec outstanding, and 4,687 record shareholders, which does not include shareholders whose shares are held by a brokerage firm or otherwise in "street name."

     Each share of Common Stock entitles the holder to one vote on all matters properly brought before the Annual Meeting. The presence, in person or by proxy, of a majority of the shares entitled to be cast is necessary to constitute a quorum at the Annual Meeting for any matter to be voted on at the meeting. If a quorum is present, directors are elected by a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting, with the directors receiving the highest number of votes being elected to the Board of Directors.

     Shares that are entitled to vote but that are not voted at the direction of the beneficial owner ("abstentions"), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instruction from beneficial holders ("broker nonvotes") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. In determining whether a nominee for director has received a plurality of the shares voted, abstentions, withheld votes and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

     Jorge Mas, MasTec's Chairman of the Board, President and Chief Executive Officer, and members of his family, beneficially own in the aggregate more than 50% of the outstanding Common Stock of MasTec. Jorge Mas has informed MasTec that he and his family members intend to vote their shares of Common Stock in favor of the election of the nominees for election as Class I directors, thus assuring their election.


                              ELECTION OF DIRECTORS

     The first matter that shareholders will be asked to vote upon at the Annual Meeting is the election of two Class I directors for terms expiring at the annual meeting of shareholders in the year 2002. The Board of Directors currently is comprised of five directors elected in three classes, with two Class I, one Class II, and two Class III directors. Directors in each class hold office for three-year terms. The terms of the classes are staggered so that the term of one class terminates each year. The terms of the current Class I directors expire at the Annual Meeting; if elected, the nominees for Class I directors will serve until the annual shareholders meeting in 2002. The term of the Class II director expires at the annual shareholders meeting in 2000 and the terms of the Class III directors expire at the annual shareholders meeting in 2001.

     The Nominating Committee of the Board of Directors has nominated the following individuals for election as the Class I directors to be elected at the Annual Meeting:

     Jorge Mas, a member of the Board of Directors since March 1994; and

     Joel-Tomas Citron, a member of the Board of Directors since January 1998.

     Additional background information regarding each of these nominees is provided below. MasTec has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees is not able to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board of Directors.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED ABOVE. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS A CLASS I DIRECTOR NAMED ABOVE.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

NOMINEES FOR CLASS I DIRECTOR

     JORGE MAS, 36, has been President, Chief Executive Officer and a director of MasTec since March 1994 and was elected Chairman of the Board of Directors of MasTec in January 1998. Prior to March 1994, Mr. Mas served as the President and Chief Executive Officer of Church & Tower, Inc., MasTec's predecessor. In addition, Mr. Mas is the Chairman of the Board of Directors of Neff Corporation, a publicly-held construction equipment sales and leasing company, is involved in several real estate holding companies and has served on the Board of Directors of First Union National Bank since April 1998. Mr. Mas also has been Vice Chairman of the Cuban American National Foundation, a not-for-profit organization, since July, 1998.

     JOEL-TOMAS CITRON, 36, has been a member of the Board of Directors of MasTec since January 1998 and was elected Vice Chairman of the Board of Directors in November 1998. Mr. Citron was the managing partner of Triscope Capital LLC, a private investment partnership from January 1998 until December 1998; Chairman of the Board of Directors of the United States subsidiary of Proventus AB, a privately held investment company based in Stockholm, Sweden, and a member of the Executive Committee of the group from January 1992 until December 1997; a member of the Board of Directors of Neff Corporation from October 1998 until the present; Chairman of the Board of Directors of American Information Systems, Inc., a provider of intranet and internet systems solutions from September 1996 until January 1999; and a member of the Board of Directors of Nesuah Zannex Limited, a publicly-traded full service Israeli securities firm, from May 1998 until February 1999.

CLASS II DIRECTOR

     ELIOT C. ABBOTT, 49, has been a member of the Board of Directors since March 1994. Since February 1, 1997, Mr. Abbott has been a partner in the Miami law firm of Kluger, Peretz, Kaplan & Berlin, P.A. From October 1, 1995 to January 31, 1997, Mr. Abbott was a member of the New York law firm of Kelley Drye & Warren. From 1976 until September 30, 1995, Mr. Abbott was a shareholder in the Miami law firm of Carlos & Abbott.

CLASS III DIRECTORS

     ARTHUR B. LAFFER, 58, has been a member of the Board of Directors since March 1994. Mr. Laffer has been Chairman of the Board of Directors of Laffer Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer, Laffer Advisors Inc., an investment advisor and broker-dealer, since 1981; and Chairman of the Board of Directors, Calport Asset Management, a money management firm, since 1992. Mr. Laffer is a director of U.S. Filter Corporation, Nicholas Applegate Mutual Funds, Oxigene, Inc., Neff Corporation and Coinmach Laundry Corporation.

     JOSE S. SORZANO, 58, has been a member of the Board of Directors since October 1994. Mr. Sorzano has been Chairman of the Board of Directors of The Austin Group, Inc., an international corporate consulting firm, since 1989. Mr. Sorzano was also Special Assistant to the President for National Security Affairs from 1987 to 1988; Associate Professor of Government, Georgetown University, from 1969 to 1987; President, Cuban American National Foundation, from 1985 to 1987; and Ambassador and U.S. Deputy to the United Nations from 1983 to 1985.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

BOARD AND COMMITTEE MEETINGS

     During 1998, the Board of Directors met or acted by unanimous written consent on 21 occasions. Each of the directors attended at least 75% of the aggregate number of Board meetings and meetings of committees of which such director is a member.

     There are four standing committees of the Board of Directors: the Audit Committee, the Executive Committee, the Compensation and Stock Option Committee, and the Nominating Committee.

     The Audit Committee is composed of Mr. Laffer, who serves as Chairman, and Messrs. Abbott and Sorzano. The Audit Committee is charged, among other things, with:

* Reviewing and recommending to the Board of Directors the independent auditors to be selected to audit the financial statements of MasTec;

* Reviewing the scope of the proposed annual audit for the current year and the audit procedures to be applied, including approving the annual audit fee proposal from the independent auditors;

*    Reviewing the completed audit, including any comments or recommendations by
     the  independent  auditors,   and  monitoring  the  implementation  of  any
     recommendations adopted by the committee;

* Reviewing the adequacy and effectiveness of MasTec's accounting and financial controls;

*    Reviewing the internal audit function of MasTec; and

* Investigating any matter brought to its attention within the scope of its duties, including retaining independent counsel, accountants and others to assist it in its investigations.

     During 1998, the Audit Committee met on eight occasions.

     The Executive Committee is composed of Arthur B. Laffer, who serves as Chairman, and Messrs. Joel-Tomas Citron and Jorge Mas. The principal function of the Executive Committee is to act for the Board of Directors when action is required between full Board meetings. During 1998, the Executive Committee met on six occasions.

     The Compensation and Stock Option Committee (the "Compensation Committee") is composed of Mr. Laffer, who serves as Chairman, and Mr. Sorzano. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the other senior management of MasTec, establishing salaries, bonuses and other compensation for MasTec's other officers, administering MasTec's 1997 Annual Compensation Plan, 1997 Non-Qualified Employee Stock Purchase Plan, 1994 Stock Incentive Plan and 1994 Stock Option Plan for Non-Employee Directors (collectively, the "Plans") and recommending to the Board of Directors changes to the Plans. During 1998, the Compensation Committee met or acted by unanimous written consent on 18 occasions.

     The Nominating Committee is composed of Mr. Abbott, who serves as Chairman, and Mr. Mas. The Nominating Committee, which met on two occasions during 1998, recommends to the Board of Directors candidates for election to the Board of Directors. The Nominating Committee considers candidates recommended by the shareholders pursuant to written applications submitted to the Secretary.
Shareholder proposals for nominees should include biographical and other information regarding the proposed nominee sufficient to comply with applicable disclosure rules and a statement from the shareholder as to the qualifications and willingness of the candidate to serve on MasTec's Board of Directors.

COMPENSATION OF DIRECTORS

     Directors of MasTec who are not employees of MasTec or of any subsidiary are paid an annual retainer of $20,000, payable in Common Stock. In addition, under the 1994 Stock Option Plan for Non-Employee Directors, non-employee directors are eligible to receive options to purchase up to 15,000 shares of Common Stock annually at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors of MasTec who are also employees of MasTec do not receive fees or retainers for serving as directors.

EMPLOYMENT AGREEMENT

     Effective November 18, 1998, MasTec entered into an Employment Agreement (the "Agreement") with Joel-Tomas Citron relating to his employment as the Vice Chairman of the Board of Directors. The Agreement provides that Mr. Citron will have day-to-day oversight of the business of MasTec. The Agreement is for a term of two years unless terminated, and provides that Mr. Citron will be paid an annual salary of not less than $300,000. The Agreement further provides for payment of a $100,000 fee by MasTec as compensation for services rendered to MasTec prior to the Agreement, and a grant of options to purchase 250,000 shares of Common Stock at exercise prices of $20.5625 and $20.7813 per share. The

Agreement also provides for a bonus to be paid contingent upon MasTec's performance and stock price. Additionally, if there is a change of control of MasTec during Mr. Citron's employment term or within 180 days thereafter, Mr. Citron will be entitled to all of the unpaid portion of his salary and any bonus earned or awarded for the year in which the change of control occurs and to certain payments based on stock price levels. Pursuant to the Agreement, MasTec has agreed to use its best efforts to assure that Mr. Citron is elected a member of MasTec's Board of Directors.


                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership as of March 29, 1999 of Common Stock by (a) each person known to MasTec to beneficially own more than 5% thereof, (b) each director of MasTec and each Named Executive Officer (as defined under the caption "Executive Compensation" below), and (c) all executive officers and directors of MasTec as a group. Unless otherwise indicated, each named shareholder has sole voting and investment power with respect to the shares beneficially owned by the shareholder.

NAME                                 COMMON STOCK OWNED        PERCENTAGE
---------------------------          ------------------        ----------
Jorge Mas .................            13,923,726 (1)              51%
Eliot C. Abbott ...........                34,506 (2)              *
Joel-Tomas Citron .........               222,811 (2)              *
Arthur B. Laffer ..........               124,256 (2)              *
Jose S. Sorzano ...........                31,256 (2)              *
Henry N. Adorno ...........                67,221 (2)(3)           *
Jose Sariego ..............                16,601 (2)              *
Ismael Perera .............                93,260 (2)(3)           *
Carlos A. Valdes ..........                67,734 (2)(3)           *
Carmen Sabater ............                17,625 (2)              *

American Express Company,
American Express Financial
    Corporation and
Growth Portfolio (4) .......            2,179,750 (4)               8%

All  executive officers and
directors as a group
(13 persons) ..............            14,601,720 (2)              53%

--------------------

(1) Includes 7,890,811 owned directly by the Jorge L. Mas Canosa Holdings I Limited Partnership (the "Family Partnership"), and indirectly by Jorge Mas, as the sole officer and director of Jorge L. Mas Holdings Corporation, a Texas corporation, the sole general partner of the Family Partnership; and 5,587,311 shares owned of record by Jorge Mas Holdings I Limited Partnership, a Texas limited partnership ("Jorge Mas Holdings"). The sole general partner of Jorge Mas Holdings is Jorge Mas Holdings Corporation, a Texas corporation that is wholly-owned by Mr. Mas. Also includes 188,447 shares owned of record by the Mas Family Foundation, a Florida not-for-profit corporation (the "Family Foundation"); 157,000 shares covered by options exercisable within 60 days of March 29, 1999; and 100,157 shares owned of record individually. Mr. Mas disclaim beneficial ownership of the shares held by the Family Partnership except to the extent of his pecuniary interest therein, and disclaims beneficial ownership of all of the shares owned by the Family Foundation.

(2) The amounts shown include shares covered by options exercisable within 60 days of March 29, 1999 as follows: Eliot C. Abbott, 33,584 shares; Joel-Tomas Citron, 219,008 shares; Arthur B. Laffer, 33,334 shares; Jose S. Sorzano, 30,334 shares; Henry N. Adorno, 50,000 shares; Jose Sariego, 9,200 shares; Carmen Sabater, 14,500 shares; Ismael Perera, 39,460 shares; and Carlos A. Valdes, 50,430 shares.

(3) Messrs. Adorno, Perera and Valdes are no longer executive officers of MasTec. Mr. Valdes, however, is the president of MasTec's internal networks services division.

(4) American Express Company ("AMEX"), American Express Financial Advisors ("AMEXFA") and Growth Portfolio ("GP") filed a Schedule 13G dated December 31, 1998 with the SEC reporting beneficial ownership of more than 5% of MasTec's Common Stock. As reported in the Schedule 13G, GP possesses sole voting power with respect to 1,800,000 shares and AMEX and AMEXFA possess shared voting power with respect to 379,750 shares. As reported in the
     Schedule 13G, AMEX and AMEXFA possess shared dispositive power with respect to 2,179,750 shares, with respect to 1,800,000 of which GP also possesses shared dispositive power.

*   Less than 1%

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of the copies of the forms furnished to MasTec, MasTec believes that during the year ended December 31, 1998, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that Mr. Adorno filed a Report on Form 3 on February 3, 1998 for election as an officer on January 15, 1998, Mr. Citron filed a Report of Form 4 on January 13, 1999 for the grant of options to purchase 250,000 shares of Common Stock on November 18, 1998 and the grant of 118 shares of Common Stock on December 31, 1998; and Messrs. Mas, Perera, Sariego, and Valdes filed Reports on Form 4 on April 8, 1998 for option grants respectively of 50,000 shares, 20,000 shares, 8,000 shares and 8,000 shares on December 29, 1997 replacing original stock option grants on March 17, 1997.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies for MasTec's compensation program and for approving the compensation levels of the executive officers of MasTec, including its Chief Executive Officer. The Compensation Committee also reviews with the Chief Executive Officer guidelines for salaries and aggregate bonus awards applicable to MasTec's employees other than its executive officers.
During 1998, the Compensation Committee was composed of Arthur B. Laffer and Jose S. Sorzano, both of whom are non-employee directors of MasTec and "disinterested directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986.

STATEMENT OF PHILOSOPHY OF EXECUTIVE COMPENSATION

     The compensation program of MasTec is designed to (a) attract and retain talented executives by providing base compensation reasonably comparable to that offered by other leading companies to their executive officers, (b) motivate executive officers to achieve the strategic goals set by MasTec by linking an officer's incentive compensation to the performance of MasTec and applicable business units, as well as to individual performance, and (c) align the interests of its executives with the long-term interests of MasTec's shareholders through the award of stock options and other stock-related programs. To implement this philosophy, MasTec offers its executive officers compensation packages that include a mix of salary, incentive bonus awards, stock options and restricted stock.

     In determining the level and form of executive compensation to be paid or awarded, the Compensation Committee relies primarily on an assessment of MasTec's overall performance in light of its strategic objectives rather than on any single quantitative or qualitative measure of performance. The Compensation Committee considered principally MasTec's net loss in 1998 in establishing 1998 compensation, although the Compensation Committee also considered the performance of particular units and individual performances.

SALARY AND INCENTIVE BONUS

     The base salary of executive officers is determined initially by analyzing and evaluating the responsibilities of the position and comparing the proposed base salary with that of officers in comparable positions in other companies. For 1998 performance, the Compensation Committee increased the base salary of certain executive officers of MasTec principally to adjust to current comparable levels.

     In addition to paying a base salary, MasTec awards incentive bonuses as a component of overall compensation. Bonus awards are made after considering the performance of the executive officer's area of responsibility or the operating unit under his control, if any, and the financial performance of MasTec. The Compensation Committee in 1998 did not recommend the award of bonuses to MasTec's executive officers, including the Named Executive Officers, for 1998 performance.

STOCK INCENTIVE PLAN

     Long-term incentive compensation for executives consists of stock-based awards made under MasTec's Stock Incentive Plan. The Stock Incentive Plan provides for the granting of options to purchase Common Stock to key employees at exercise prices equal to the fair market value on the date of grant and for the award of restricted stock. The Compensation Committee believes that the use of stock options and restricted stock reinforces the Compensation Committee's philosophy that management compensation should be clearly linked to shareholder value. The Compensation Committee awards options and restricted stock to key employees, including executive officers, based on current performance, anticipated future contribution based on such performance, and ability to materially impact MasTec's financial results. No stock options or restricted stock were granted or awarded under the Stock Incentive Plan to any of the Named Executive Officers for 1998 performance.

CEO COMPENSATION

     In setting the incentive compensation for Jorge Mas, MasTec's Chairman, President and Chief Executive Officer, the Compensation Committee reviewed
MasTec's financial performance in 1998 compared to the performance of other companies in its industry and MasTec's prior performance, as well as the other factors described above. Based on its review of this information, the Compensation Committee decided not to recommend an increase in salary, the award of an incentive bonus or the grant of stock options or restricted stock for Mr. Mas.

                             Respectfully submitted,

                             /S/ ARTHUR B. LAFFER
                             ----------------------
                             Arthur B. Laffer


                             /S/ JOSE S. SORZANO
                             ----------------------
                             Jose S. Sorzano

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation awarded to, earned by or paid to MasTec's Chief Executive Officer and the other most highly compensated executive officers of MasTec whose total salary and bonus exceeded $100,000 (together, the "Named Executive Officers") for services rendered in all capacities to MasTec and its subsidiaries for the years ended December 31, 1998, 1997, and 1996.

                                                                         Long Term Compensation
                                                                         -----------------------
                                Annual Compensation                                Awards
                          ------------------------------                 -----------------------
                                                             Other       Restricted   Securities    All Other
                                                             Annual         Stock     Underlying     Compen-
Name and                            Salary     Bonus      Compensation     Awards      Options       sation
Principal Position        Year        ($)      ($)(2)          (3)           ($)          #            (4)
------------------        ----      ------     --------   ------------   ----------   ----------    ---------
Jorge Mas, Chairman of    1998      330,675      --              --              --        --           6,000
the Board, Chief          1997      325,000    234,100           --              --     100,000         6,000
Executive Officer and     1996      325,000    675,000           --         500,000      50,000         3,500
President

Joel-Tomas Citron         1998      123,076       --             --            --       250,000           --
Vice-Chairman of the      1997           --       --             --            --           --            --
Board (1)                 1996           --       --             --            --           --            --

Henry N. Adorno           1998      274,662       --       300,000(5)       351,090     100,000           --
Executive Vice            1997           --       --             --            --           --            --
President (1)             1996           --       --             --            --           --            --

Jose Sariego              1998      171,605       --             --            --           --            880
Senior Vice               1997      150,000     84,276           --            --        15,000           814
President (1)             1996      150,000     25,000           --          15,000       8,000           424

Ismael Perera,            1998      209,810       --             --            --           --          1,100
Senior Vice               1997      180,000    187,280           --            --        15,000           721
President (1)             1996      150,000    160,000           --          65,000      20,000           392

Carlos A. Valdes,         1998      182,385       --             --            --           --            840
Senior Vice President     1997      150,000    152,165           --            --        15,000         1,005
President (1)             1998      130,000     50,000           --          20,000       8,000           490

Carmen M. Sabater         1998      174,267         --           --            --           --            540
Senior Vice               1997           --         --           --            --           --             --
President (1)             1996           --         --           --            --           --             --

------------------------
(1) Messrs. Adorno, Perera and Valdes were executive officers of MasTec during 1998, but are not currently executive officers of MasTec. Mr. Citron and Ms. Sabater were elected executive officers in 1998.
(2)  All of the bonuses awarded in 1997 were paid in Company Common Stock.
(3) The Named Executive Officers also received certain perquisites and personal benefits that did not exceed applicable reporting thresholds.
(4) Represents premiums paid by MasTec for term life insurance on the lives of the Named Executive Officers
(5)  Represents  a bonus paid to Mr.  Adorno for joining MasTec in January 1998.

             AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1998 by the Named Executive Officers and the value at December 31, 1998 of unexercised stock options held by the Named Executive Officers.



                                               Number of Shares Underlying      Value of Unexercised
                      Shares                      Unexercised Options at        In-the-Money Options
                    Acquired On     Value           December 31, 1998          At December 31, 1998(1)
                     Exercise      Realized                (#)                           ($)
Name                    (#)          ($)        Exercisable/Unexercisable     Exercisable/Unexercisable
-----------------   -----------   ----------   ---------------------------   ---------------------------
Jorge Mas                    0            0         114,000/201,000             1,040,862/1,029,238
Joel-Tomas Citron            0            0          69,444/190,556                36,238/103,646
Henry N. Adorno              0            0          50,000/50,000                  1,560/1,560
Jose Sariego                 0            0          13,600/28,900                 85,893/86,324
Carmen M. Sabater            0            0           8,500/25,000                 42,184/60,871
Ismael Perera                             0          55,600/67,000                549,641/388,863
Carlos A. Valdes        15,770     $250,241          30,830/48,400                342,107/388,563

------------------------

(1) Market value of shares underlying in-the-money options at December 31, 1998 based on the product of $21.125 per share, the fair market value of MasTec's Common Stock on the New York Stock Exchange on December 31 1998, less the exercise price of each option times the number of in-the-money options as of that date.

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on MasTec's Common Stock from December 31, 1993 through December 31, 1998 with the cumulative total return of the S & P 500 Stock Index and a company-constructed index of (a) two peer companies consisting of Dycom Industries, Inc. and MYR Group, Inc. (the "Old Peer Group") and (b) seven peer companies consisting of Dycom, MYR, Able Telcom Holding Corp., Amerilink Corp., Quanta Services, Inc., International Fibercom, Inc. and Arguss Holdings, Inc. (the "New Peer Group") . The graph assumes that the value of the investment in the Common Stock was $100 on December 31, 1993 and that all dividends were reinvested. This data is not necessarily indicative of future results. The change in the composition of the peer group is to include new public companies that qualify as industry peers to achieve a more representative comparison of performance.


                                          Cumulative Total Return
                               -----------------------------------------------
                               12/93   12/94   12/95   12/96   12/97    12/98

MASTEC, INC.                     100     174     226     902     584      536
NEW PEER GROUP                   100      72      81      95     203      324
OLD PEER GROUP                   100      86     150     222     474    1,086
S & P 500                        100     101     139     171     229      294

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994, Church & Tower, Inc. (MasTec's predecessor) provided Messrs. Jorge
L. Mas, formerly MasTec's Chairman of the Board, Jorge Mas, MasTec's current Chairman of the Board, President and Chief Executive Officer, and Juan Carlos Mas and Jose Ramon Mas, each a shareholder of MasTec and a son of Jorge L. Mas, with a loan of $2,000,000, $1,280,000, $158,000 and $132,000, respectively, bearing interest at prime plus 2% (9.75% at December 31, 1998) with interest due annually and principal due on demand. The loans were made to assist these individuals in meeting their estimated federal income tax obligations related to the 1993 S corporation earnings of Church & Tower, Inc. As of December 31, 1998, the estate of Jorge L. Mas, Jorge Mas, Juan Carlos Mas and Jose Ramon Mas remained indebted to MasTec for $500,000, $400,000, $58,000 and $32,000,
respectively, plus accrued interest. In addition, in 1998 MasTec loaned Jorge Mas $200,491 payable on demand, without interest.

     MasTec purchases and leases construction equipment from a company in which Jorge Mas is a major shareholder. MasTec also makes available certain office space and the part-time services of certain employees to affiliates. MasTec believes the value of these transactions is not material.

                              SELECTION OF AUDITORS

     PricewaterhouseCoopers LLP was appointed by the Board of Directors of MasTec to audit MasTec's financial statements for 1999. PricewaterhouseCoopers LLP has acted as independent public accountants for MasTec since 1995.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

                                  MISCELLANEOUS

     A list of MasTec's shareholders as of March 29, 1999, the record date for the Annual Meeting, will be available for inspection at the offices of MasTec, 3155 N.W. 77th Street, Miami, Florida, during normal business hours during the ten-day period prior to the Annual Meeting and at the Annual Meeting.

     Solicitation of proxies will be made initially by mail. MasTec's directors, officers and employees also may solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who will mail material to or otherwise communicate with the beneficial owners of shares of the Common Stock. In addition, Corporate Investor Communications, Inc. has been engaged by MasTec to act as proxy solicitors and will be paid $3,750 for their services. The cost of this solicitation will be borne by MasTec.

     Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, if a shareholder notifies MasTec after February 29, 2000, of an intent to present a proposal at MasTec's annual meeting of shareholders in the year 2000 (and for any reason the proposal is voted upon at that Annual Meeting), MasTec's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

     Any proposal of an eligible shareholder intended to be presented at the annual meeting of shareholders of MasTec in 2000 must be received by MasTec by December 16, 1999 to be eligible for inclusion in MasTec's proxy statement and form of proxy relating to that annual meeting.

     The Board of Directors does not intend to present and knows of no others who intend to present at the Annual Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

     MasTec's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 is being mailed with this Proxy Statement to shareholders of record on March 29, 1999.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /S/ NANCY J. DAMON
                                            ----------------------------------
                                            Nancy J. Damon
                                            Corporate Secretary

Miami, Florida
April 14, 1999

                  PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
               SOLICITED BY THE BOARD OF DIRECTORS OF MASTEC, INC.

The undersigned hereby constitutes and appoints Jorge Mas and Joel-Tomas Citron (the "Proxies"), or any one of them with full power of substitution, attorneys and proxies for the undersigned to vote all shares of Common Stock of MasTec, Inc. (the "Company") that the undersigned would be entitled to vote at the 1999 Annual Meeting of Shareholders to be held at the Hotel Sofitel, 5800 Blue Lagoon Drive, Miami, Florida 33126, at 9:30 a.m. on Tuesday, May 25, 1999, or any adjournments or postponements thereof, on the following matters coming before the Annual Meeting:

(1) Election of two (2) Class I Directors as described in the Proxy Statement of the Board of Directors.

[ ] FOR the nominees listed below         [ ] WITHHOLD AUTHORITY to
                                              vote for the nominees listed below


                                    JORGE MAS
                                JOEL-TOMAS CITRON

                     (To withhold authority to vote for any
                          individual nominee, write the
                              nominee's name below:

                     (Continued and to be signed on reverse)

(2) In their discretion, upon any other business which may properly be presented at the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated April 12, 1999, and the Company's Annual Report on Form 10-K for the year ended December 31, 1998 is acknowledged.

ANY PROPER PROXY RECEIVED BY THE COMPANY AS TO WHICH NO CHOICE HAS BEEN INDICATED WILL BE VOTED BY THE PROXIES "FOR" THE NOMINEES SET FORTH ABOVE.

                                         Date: ________________________, 1999

                                         Signature: _________________________

                                         Signature: _________________________


     (Please sign exactly as your name or names appear on this proxy. When signing as executor, guardian, trustee, joint owners, agent, authorized representative or a corporate owner, or other representative, please give your full title as such.)